UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

SHIRE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin

24, Republic of Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code:     +353 1 429 7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

RCF and Term Facility Amendments

On December 12, 2014, Shire plc, a Jersey public company (“Shire”), entered into a $2,100 million revolving credit facilities agreement with a number of financial institutions (the “RCF”), as amended on November 25, 2015. See Shire’s Form 8-K dated November 30, 2015 for details.

On November 2, 2015, Shire entered into a term facilities agreement comprising three credit facilities with a number of financial institutions (the “Term Facility”). See Shire’s Form 8-K dated November 2, 2015 for details.

On January 15, 2016, pursuant to the terms and conditions contained therein, Shire Acquisitions Investments Ireland DAC (“SAIIDAC”), a wholly-owned subsidiary of Shire, acceded as an additional borrower and additional guarantor to the Term Facility and as additional guarantor to the RCF. See Shire’s Form 8-K dated January 22, 2016 for details.

Extension of the RCF

On December 1, 2016, the termination date of the RCF was extended, in accordance with its terms, by one year from December 12, 2020 to December 12, 2021 with respect to all drawn and undrawn commitments under the RCF.

Amendment to the RCF and Term Facility

On December 1, 2016, the terms of each of the RCF and Term Facility were amended to update certain of the schedules contained therein relating to existing security, existing loans and existing financial indebtedness of certain Shire subsidiaries, primarily to permit certain inherited subsidiary-level security, loans and other financial indebtedness to subsist.

Accession of Baxalta to the RCF and Term Facility

On December 1, 2016, Baxalta Incorporated (“Baxalta”), a wholly-owned subsidiary of Shire, acceded as additional guarantor to each of the RCF and Term Facility pursuant to the terms and conditions contained therein.

The foregoing description of the amendments to each of the RCF and Term Facility is a general description; it does not purport to be complete and is qualified in its entirety by the full text of the amendments attached as Exhibits 99.1, 99.2, 99.3 and 99.4.

Guarantee by Baxalta of the SAIIDAC Notes

On September 23, 2016, SAIIDAC issued $12,100 million aggregate principal amount of senior notes, fully and unconditionally guaranteed by Shire (the “SAIIDAC Notes”), pursuant to an indenture dated September 23, 2016 (as amended, supplemented or modified, the “Indenture”) by and between Shire, SAIIDAC and Deutsche Bank Trust Company Americas as Trustee, and a first supplemental indenture thereto dated September 23, 2016. See Shire’s Form 8-K dated September 23, 2016 for details.

Guarantee by Baxalta of the SAIIDAC Notes

Pursuant to the terms of the Indenture, Baxalta has entered into a supplemental indenture to the Indenture, dated December 1, 2016 (the “Second Supplemental Indenture”), under which Baxalta has fully and unconditionally guaranteed the SAIIDAC Notes, subject to the terms and conditions stated therein. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

The foregoing description of the Second Supplemental Indenture is a general description; it does not purport to be complete and is qualified in its entirety by the full text of the agreement attached as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

4.1 Second Supplemental Indenture, dated as of December 1, 2016, to the Indenture dated as of September 23, 2016, among SAIIDAC, Shire, as guarantor, Baxalta, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

99.1 Consent Request with respect to the RCF dated November 8, 2016.

99.2 Consent Request Approval Notice with respect to the RCF dated December 1, 2016.

99.3 Consent Request with respect to the Term Facility dated November 8, 2016.

99.4 Consent Request Approval Notice with respect to the Term Facility dated December 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan
	Name:	Bill Mordan
	Title:	Company Secretary

Date: December 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of December 1, 2016, to the Indenture dated as of September 23, 2016, among SAIIDAC, Shire, as guarantor, Baxalta, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.
99.1	Consent Request with respect to the RCF dated November 8, 2016.
99.2	Consent Request Approval Notice with respect to the RCF dated December 1, 2016.
99.3	Consent Request with respect to the Term Facility dated November 8, 2016.
99.4	Consent Request Approval Notice with respect to the Term Facility dated December 1, 2016.